Exhibit 99.1

TTEC Announces Third Quarter 2018

Financial Results

Third Quarter 2018

Signs $153 Million in Bookings

Revenue was $364.9 Million ($363.0 Million Non-GAAP AHFS/WD)

Operating Income was $14.7 Million or 4.0 Percent of Revenue

($17.4 Million or 4.8 Percent Non-GAAP AHFS/WD)

Fully Diluted EPS was 12 Cents (EPS was 22 Cents Non-GAAP)

Reaffirms Outlook for Full Year 2018

DENVER, November 7, 2018 — TTEC Holdings, Inc. (NASDAQ: TTEC), a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative solutions for many of the world’s most iconic and disruptive brands, today announced financial results for the third quarter ended September 30, 2018.

“Since the company’s founding over 36 years ago our strategy has been consistent, to grow our top and bottom line, and increase shareholder value by building enduring client relationships that deliver exceptional customer experiences. To accomplish this, we are deliberately investing in continuous innovation and transformational change,” said Ken Tuchman, chairman and chief executive officer.

“We are executing upon a rapidly growing pipeline across the business with another record quarter of bookings in the third quarter of 2018, increasing 34 percent to $153 million over the same period last year. Our sales momentum is demonstrating how TTEC’s offerings are resonating in an ever-expanding customer experience market. Our third quarter revenue of $364.9 million also included a record $50 million contribution from our Customer Technology Services segment, up 45 percent over the prior year, and propelled by a 76 percent year-over-year growth rate in our SaaS-based cloud offering.”

“Each of our Customer Strategy, Customer Technology and Customer Growth segments is reaching our strategic financial targets. In addition, we have made progress with our clients in addressing frontline wages in our Customer Management Services’ North American business, including several meaningful price increases. We expect improved financial performance in 2019,” continued Tuchman.

THIRD QUARTER 2018 FINANCIAL HIGHLIGHTS

Revenue

•                  Third quarter 2018 GAAP revenue increased 1.6 percent to $364.9 million compared to $359.0 million in the prior year period.

•                  Non-GAAP AHFS/WD revenue increased 2.0 percent to $363.0 million over the prior year period.

•                  ASC 606 and foreign exchange had a $10.1 million and $6.1 million negative impact, respectively, on revenue in the third quarter 2018.

Investor Relations Contact	Public Relations Contact	Address	Contact
Paul Miller	Olivia Griner	9197 South Peoria Street	ttec.com
+1.303.397.8641	+1.303.397.8999	Englewood, CO 80112	+1.800.835.3832

Income from Operations

•                  Third quarter 2018 GAAP income from operations was $14.7 million, or 4.0 percent of revenue, compared to $15.8 million, or 4.4 percent of revenue in the third quarter 2017.

•                  Non-GAAP AHFS/WD income from operations, excluding $2.7 million in restructuring, was $17.4 million or 4.8 percent of adjusted revenue versus 6.4 percent in the prior year.

•                  ASC 606 and foreign exchange had a $4.1 million negative and $1.1 million positive impact, respectively, on income from operations in the third quarter 2018.

Adjusted EBITDA

•                  Non-GAAP Adjusted EBITDA was $38.2 million, or 10.5 percent of revenue, compared to $43.0 million, or 12.0 percent of revenue in the third quarter 2017.

•                  ASC 606 and foreign exchange had a $4.1 million negative and $0.7 million positive impact, respectively, on Adjusted EBITDA in the third quarter 2018.

Earnings Per Share

•                  Third quarter 2018 GAAP fully diluted earnings per share attributable to TTEC shareholders was $0.12 compared to $0.32 in the same period last year.

•                  Non-GAAP fully diluted earnings per share was $0.22 compared to $0.35 in the prior year.

•                  ASC 606 and foreign exchange had a $0.06 negative and $0.02 positive impact, respectively on earnings per in the third quarter 2018.

Bookings

•                  During the third quarter 2018, TTEC signed an estimated $153 million in annualized contract value from new and expanded client relationships. The third quarter bookings mix was diversified across segments, verticals, and geographies.

GAAP metrics are presented in accordance with Generally Accepted Accounting Principles, including the impact from TTEC’s January 1, 2018 adoption of Accounting Standards Codification (ASC) 606 “Revenue from Contracts with Customers” using the modified retrospective method.

Non-GAAP AHFS/WD (excluding assets held for sale and wind-down) - As reflected in the attached reconciliation table, the definition of Non-GAAP AHFS/WD excludes from revenue and operating income (i) assets held for sale and wind-down, and (ii) impairment, restructuring and integration charges.

Non-GAAP Adjusted EBITDA (Earnings Before Interest, Tax, Depreciation and Amortization) — As reflected in the attached reconciliation table.

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, DIVIDENDS, AND INVESTMENTS

•                  As of September 30, 2018, TTEC had cash and cash equivalents of $93.9 million and debt of $296.2 million, resulting in a net debt position of $202.3 million. This compares to a net debt position of $192.0 million in the prior year period.

•                  As of September 30, 2018, TTEC had approximately $405 million of additional borrowing capacity available under its revolving credit facility versus $390 million in the prior year period.

•                  Cash flow from operations in the third quarter 2018 was $61.4 million compared to $24.2 million in the third quarter 2017.

•                  Capital expenditures in the third quarter 2018 were $15.0 million compared to $14.3 million in the third quarter 2017.

•                  In September 2018, the Board of Directors authorized a semi-annual dividend in the amount of $12.9 million, or 28-cents per share. The dividend was paid on October 19, 2018 to shareholders of record as of October 9, 2018. The authorized and paid dividend represented a 3.7 percent increase over the most recent distribution in April 2018 and a 12.0 percent increase over the distribution paid in October 2017.

SEGMENT REPORTING & COMMENTARY

TTEC reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).  Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS third quarter 2018 GAAP revenue decreased 5.4 percent to $262.4 million compared to $277.4 million in the year ago quarter. Income from operations was $3.6 million or 1.4 percent of revenue compared to $9.1 million or 3.3 percent of revenue in the prior year.

•                  Non-GAAP income from operations was $6.2 million or 2.4 percent of revenue. This compares to $15.1 million or 5.4 percent of revenue in the prior year.

•                  ASC 606 had a $10.1 million and $4.1 million negative impact on revenue and income from operations, respectively.

Customer Growth Services (CGS) — Digitally-Enabled Revenue Growth Solutions

•                  CGS third quarter 2018 GAAP revenue increased 16.4 percent to $35.9 million compared to $30.8 million in the year ago quarter. Income from operations was $2.5 million or 7.1 percent of revenue compared to $1.6 million or 5.1 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 21.3 percent to $35.9 million over the year ago period and income from operations was $2.7 million or 7.4 percent of adjusted revenue. This compares to $1.7 million or 5.9 percent of adjusted revenue in the prior year.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS third quarter 2018 GAAP revenue increased 44.6 percent to $50.0 million compared to $34.6 million in the year ago quarter. Income from operations was $6.8 million or 13.6 percent of revenue compared to $4.2 million or 12.0 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 44.6 percent to $50.0 million over the year ago period and income from operations was $6.8 million or 13.6 percent of adjusted revenue. This compares to $4.2 million or 12.1 percent of adjusted revenue in the prior year.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS third quarter 2018 GAAP revenue increased 2.7 percent to $16.7 million from $16.3 million in the year ago quarter. Income from operations was $1.7 million or 10.1 percent of revenue compared to $0.9 million or 5.8 percent of revenue in the prior year.

•                  Non-GAAP AHFS/WD revenue increased 2.5 percent to $14.8 million over the year ago period and income from operations was $1.7 million or 11.7 percent of adjusted revenue. This compares to operating income of $1.8 million or 12.4 percent of revenue in the prior year.

BUSINESS OUTLOOK

“Our strategy to differentiate our solutions portfolio and improve our go-to-market platform is a catalyst for anticipated renewed organic growth in 2019,” commented Regina Paolillo, chief financial and administrative officer. “Market demand for our integrated suite of customer engagement offerings is accelerating with record level bookings in the second and third quarters of 2018, and continued strong bookings expected in the fourth quarter. We are especially pleased with the composition of new business signings in both our Customer Technology Services segment, driven by rapid adoption of our SaaS-based cloud platform and systems integration services, and our Customer Management Services segment.”

“We are also pleased with the sequential improvement in our third quarter revenue and operating income, with significant overperformance in our Customer Technology Services segment. As we approach year end, we are keenly focused on delivering performance in line with the guidance provided during our second quarter earnings call, maximizing our seasonal peak fourth-quarter volumes, remediating the challenges impacting our Customer Management Services segment, and executing upon the conversion of our growing pipeline and bookings. We are setting up well for 2019 and anticipate full year higher operating income margins on renewed organic revenue growth,” continued Paolillo.

About TTEC

TTEC Holdings, Inc. (NASDAQ: TTEC) is a leading global customer experience technology and services company focused on the design, implementation and delivery of transformative customer experience for many of the world’s most iconic and disruptive brands. The Company delivers outcome-based customer engagement solutions through TTEC Digital, its digital consultancy that designs and builds human centric, tech-enabled, insight-driven customer experience solutions for clients and TTEC Engage, its delivery center of excellence, that operates customer acquisition, care, growth and digital trust and safety services. Founded in 1982, the Company’s 49,700 employees operate on six continents across the globe and live by a set of customer-focused values that guide relationships with clients, their customers, and each other. To learn more about how TTEC is bringing humanity to the customer experience, visit www.ttec.com.

NON-GAAP FINANCIAL MEASURES

This press release contains a discussion of certain non-GAAP financial measures that the Company includes to allow investors and analysts to measure, analyze and compare its financial condition and results of operations in a meaningful and consistent manner. A reconciliation of these non-GAAP financial measures can be found in the tables accompanying this press release.

FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TTEC Holding, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ from what is expressed in the forward-looking statements. Factors that could cause TTEC’s results to differ materially from those described in the forward-looking statements can be found in TTEC’s Annual Report on Form 10-K for the year ended December 31, 2017, which has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is available on TTEC’s website www.ttec.com, and on the SEC’s public website at www.sec.gov. TTEC Holdings, Inc. does not undertake to update any forward-looking statements.

###

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue	$364,936	$359,036	$1,090,038	$1,050,742

Operating Expenses:
Cost of services	286,925	275,548	844,555	797,450
Selling, general and administrative	43,321	45,167	134,611	132,372
Depreciation and amortization	17,317	16,515	52,052	47,273
Restructuring and integration charges, net	2,716	6,006	4,599	9,768
Impairment losses	—	—	1,120	—
Total operating expenses	350,279	343,236	1,036,937	986,863

Income From Operations	14,657	15,800	53,101	63,879

Other income (expense)	(6,020)	1,846	(29,480)	(3,284)

Income Before Income Taxes	8,637	17,646	23,621	60,595

Provision for income taxes	(1,893)	(2,071)	(4,648)	(9,059)

Net Income	6,744	15,575	18,973	51,536

Net income attributable to noncontrolling interest	(1,369)	(806)	(3,489)	(2,828)

Net Income Attributable to TTEC Stockholders	$5,375	$14,769	$15,484	$48,708

Net Income Per Share Attributable to TTEC Stockholders

Basic	$0.12	$0.32	$0.34	$1.06

Diluted	$0.12	$0.32	$0.33	$1.05

Income From Operations Margin	4.0%	4.4%	4.9%	6.1%
Net Income Attributable to TTEC Stockholders Margin	1.5%	4.1%	1.4%	4.6%
Effective Tax Rate	21.9%	11.7%	19.7%	15.0%

Weighted Average Shares Outstanding
Basic	46,172	45,838	46,021	45,816
Diluted	46,316	46,367	46,390	46,348

TTEC HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Revenue:
Customer Management Services	$262,360	$277,373	$817,214	$798,508
Customer Growth Services	35,897	30,829	103,577	96,890
Customer Technology Services	49,967	34,563	118,991	105,054
Customer Strategy Services	16,712	16,271	50,256	50,290
Total	$364,936	$359,036	$1,090,038	$1,050,742

Income From Operations:
Customer Management Services	$3,639	$9,133	$25,627	$43,804
Customer Growth Services	2,549	1,564	6,895	6,295
Customer Technology Services	6,778	4,158	17,188	11,034
Customer Strategy Services	1,691	945	3,391	2,746
Total	$14,657	$15,800	$53,101	$63,879

TTEC HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	September 30,	December 31,
	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$93,879	$74,437
Accounts receivable, net	301,770	385,751
Other current assets	99,501	74,767
Assets held for sale	7,822	7,835
Total current assets	502,972	542,790

Property and equipment, net	161,244	163,297
Other assets	374,390	372,649

Total assets	$1,038,606	$1,078,736

LIABILITIES AND EQUITY
Total current liabilities	$239,424	$200,456
Liabilities held for sale	3,546	1,322
Other long-term liabilities	466,778	514,113
Total equity	328,858	362,845

Total liabilities and equity	$1,038,606	$1,078,736

TTEC HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2018	2017	2018	2017

Reconciliation of Adjusted EBITDA:

Net Income **	$6,744	$15,575	$18,973	$51,536
Interest income	(1,401)	(899)	(3,940)	(2,020)
Interest expense	8,410	3,469	22,634	8,699
Provision for income taxes	1,893	2,071	4,648	9,059
Depreciation and amortization	17,317	16,515	52,052	47,273
Asset impairment, restructuring and integration charges	2,716	6,006	5,719	9,768
Impairment of equity investment	—	—	15,632	—
Gain on dissolution of a foreign subsidiary	—	(3,160)	—	(3,160)
Gain on sale of business unit	(588)	(141)	(1,653)	(171)
Estimated loss of assets held for sale	—	—	2,000	3,178
Gain on bargain purchase of acquisition	—	—	(685)	—
Equity-based compensation expenses	3,109	3,522	9,292	8,358

Adjusted EBITDA	$38,200	$42,958	$124,672	$132,520

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income **	$6,744	$15,575	$18,973	$51,536
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,317	16,515	52,052	47,273
Other	37,342	(7,902)	95,084	50,834
Net cash provided by operating activities	61,403	24,188	166,109	149,643

Less - Total Capital Expenditures	14,958	14,343	31,841	43,932

Free Cash Flow	$46,445	$9,845	$134,268	$105,711

Reconciliation of Non-GAAP Income from Operations:

Income from Operations **	$14,657	$15,800	$53,101	$63,879
Restructuring and integration charges, net	2,716	6,006	4,599	9,768
Impairment losses	—	—	1,120	—

Non-GAAP Income from Operations	$17,373	$21,806	$58,820	$73,647

Non-GAAP Income from Operations Margin	4.8%	6.1%	5.4%	7.0%

Reconciliation of Non-GAAP EPS:

Net Income **	$6,744	$15,575	$18,973	$51,536
Add: Asset impairment, restructuring and integration charges, net of related taxes	1,988	3,620	4,152	5,903
Add: Estimated loss on assets held for sale, net of related taxes	—	—	2,000	1,907
Add: Interest charge related to future purchase of remaining 30% for Motif acquistiion	3,002	—	7,989	—
Add: Impairment of equity investment, net of related taxes	—	—	11,411	—
Less: Gain on dissolution of foreign subsidiary, net of related taxes	—	(1,891)	—	(1,891)
Less: Gain on sale of business unit	(429)	(85)	(1,207)	(103)
Less: Gain on bargain purchase of acquisition	—	—	(500)	—
Add: Changes in valuation allowance, returns to provision adjustments and other	(1,231)	(801)	(2,989)	(2,200)

Non-GAAP Net Income	$10,074	$16,418	$39,829	$55,152

Diluted shares outstanding	46,316	46,367	46,390	46,348

Non-GAAP EPS	$0.22	$0.35	$0.86	$1.19

** The numbers above include the adoption of ASC 606 and include the following third quarter and YTD 2018 amounts :

Third Quarter 2018 Revenue :  ( $10.1) million,     YTD 2018 Revenue :   + $4.8 million

Third Quarter 2018 Operating Income :  ( $4.1) million,     YTD 2018 Operating Income :   + $3.8 million

Third Quarter 2018 Net Income :  ( $2.9) million,    YTD 2018 Net Income :   + $2.8 million

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

THIRD QUARTER

(three months end, September 30, 2018)

Revenue

	GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
TTEC Digital
CTS	$49,967	$—	$49,967
YoY Growth Rate:	44.6%		44.6%
CSS	$16,712	$1,917	$14,795
YoY Growth Rate:	2.7%		2.5%

TTEC Engage
CMS	$262,360	$—	$262,360
YoY Growth Rate:	-5.4%		-5.4%
CGS	$35,897	$—	$35,897
YoY Growth Rate:	16.4%		21.3%

Company (Consolidated)	$364,936	$1,917	$363,019
YoY Growth Rate:	1.6%		2.0%

Operating Income

	GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
TTEC Digital
CTS	$6,778	$—	$6,778	$3	$6,775
Operating Margin:	13.6%		13.6%		13.6%
CSS	$1,691	$82	$1,773	$42	$1,731
Operating Margin:	10.1%		10.6%		11.7%

TTEC Engage
CMS	$3,639	$2,559	$6,198	$—	$6,198
Operating Margin:	1.4%		2.4%		2.4%
CGS	$2,549	$75	$2,624	$(27)	$2,651
Operating Margin:	7.1%		7.3%		7.4%

Company	$14,657	$2,716	$17,373	$18	$17,355
Operating Margin:	4.0%		4.8%		4.8%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.

Non-GAAP AHFS/WD Reconciliation (Excluding Assets Held For Sale and Wind-down) & Year-over-Year (YoY) Growth Rate Comparison

U.S. Dollars in Thousands

NINE MONTHS

(nine months end, September 30, 2018)

Revenue

	GAAP Revenue	Revenue Contribution from AHFS/WD	Non-GAAP Revenue (excluding AHFS/WD)
TTEC Digital
CTS	$11,991	$—	$118,991
YoY Growth Rate:	13.3%		21.1%
CSS	$50,256	$7,522	$42,734
YoY Growth Rate:	-0.1%		-2.8%

TTEC Engage
CMS	$817,214	$—	$817,214
YoY Growth Rate:	2.3%		2.3%
CGS	$103,577	$1	$103,576
YoY Growth Rate:	6.9%		10.9%

Company (Consolidated)	$1,090,038	$7,523	$1,082,515
YoY Growth Rate:	3.7%		4.7%

Operating Income

	GAAP Operating Income	Non-GAAP Operating Income Adjustments	Non-GAAP Operating Income	Non-GAAP Operating Income Contribution from AHFS/WD	Non-GAAP Operating Income (excluding AHFS/WD)
TTEC Digital
CTS	$17,188	$—	$17,188	$(19)	$17,207
Operating Margin:	14.4%		14.4%		14.5%
CSS	$3,391	$133	$3,524	$(1,206)	$4,730
Operating Margin:	6.7%		7.0%		11.1%

TTEC Engage
CMS	$25,627	$4,870	$30,497	$—	$30,497
Operating Margin:	3.1%		3.7%		3.7%
CGS	$6,895	$716	$7,611	$(37)	$7,648
Operating Margin:	6.7%		7.3%		7.4%

Company	$53,101	$5,719	$58,820	$(1,262)	$60,082
Operating Margin:	4.9%		5.4%		5.6%

Segments Defined: CMS (Customer Management Services), CGS (Customer Growth Services), CTS (Customer Technology Services), CSS (Customer Strategy Services)

Non-GAAP AHFS/WD Defined: Excludes from revenue and operating income i) assets held for sale and wind-down, and ii) impairment, restructuring and integration charges.